Electronically Filed
06/19/2021 6:05 PM
CLERK OF THE COURT

Michael R. Mushkin, Esq.
Nevada Bar No. 2421
L. Joe Coppedge, Esq.
Nevada Bar No. 4954
MUSHKIN & COPPEDGE
6070 S. Eastern Avenue, Suite 270
Las Vegas, NV 89119
Telephone: 702-454-3333
Facsimile: 702-386-4979
michael@mccnvlaw.com
jcoppedge@mccnvlaw.com

Attorneys for Petitioner, Ryan Ash

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of KAT EXPLORATION, INC., a Nevada Corporation, [Nevada Entity No. C14123-1997]	Case No. A-21-835678-P Dept. No.: XXVII

ORDER GRANTING MOTION TO APPOINT CUSTODIAN AND FOR TEMPORARY RESTRAINING ORDER AND PRELIMINARY INJUNCTION ON ORDER SHORTENING TIME

The Motion to Appoint Custodian and for a Temporary Restraining Order and Preliminary Injunction on an Order Shortening Time, having come before the Honorable Nancy Allf on June 18, 2021, with Petitioner, Ryan Ash ("Ash") appearing by and through his counsel of record, L. Joe Coppedge of the law firm of Mushkin & Coppedge and the Court, having reviewed and considered the record, the points and authorities on file, and the argument of counsel, and good cause appearing, finds and orders as follows:

1. KAT Exploration, Inc. ("KATX") is a Nevada Corporation and public company traded on the OTC Markets' OTC Link platform under the ticker symbol KATX.

2. Ash is a shareholder of KATX owning 1,000 shares of stock.

3. After filing the petition, Acropolis Capital Partners ("Acropolis") reached an

agreement with Mike Fasci, the sole director and only officer of KATX whereby control of KATX was transferred to Acropolis.

4. Mr. Fasci consents to the appointment of Acropolis as custodian over KATX.

5. Pursuant to that agreement, Acropolis reinstated KATX as an active Nevada corporation and installed Ash as the CEO/President.

6. Acropolis then requested a copy of the shareholder list from the transfer agent but has yet to receive the shareholder list from the transfer agent.

7. KATX has been delinquent in its filing obligations with OTC Markets since November 30, 2015.

8. KATX has been tagged with a "Stop Sign" by OTC Markets, indicating a lack of the availability of public information and that it is a "Dark or Defunct" company.

9. The United States Securities and Exchange Commission ("SEC") has declared new requirements for public companies operating under SEC Rule 15c2-11, which affects KATX.

10. If disclosures are not submitted to the OTC Markets by June 30, 2021, the SEC will suspend trading in that issuer for a period of 10 days and revoke its stature under SEC Rule 15c2-11.

11. Similarly, OTC Markets must declare the issuer "Current" by September 30th to avoid permanent suspension and revocation.

12. If KATX does not comply with SEC Rule 15c2-11 and does not submit its disclosures to OTC Markets by June 30, 2021, KATX is subject to suspension in the trading of its stock after June 30, 2021.

13. If KATX does not become compliant by September 30, 2021, it is subject to permanent revocation of its stature under SEC Rule 15c2-11.

14. If KATX loses its stature under Rule 15c2-11, broker-dealers, i.e., "market makers," will not be able to publish quotations or make a market for KATX's stock and the value of KATX's stock will be practically eviscerated because the lack of stature under SEC Rule 15c2-11 is a "red flag" to investors by the SEC.

15. Ash seeks to have Acropolis appointed as the custodian as both he and Acropolis

are qualified and meets all the requirement of NRS 78.347(2) so that as custodian, Acropolis can reinstate KATX and cause KATX to file its disclosures with the OTC Markets by June 30, 2021 to avoid suspension and potential revocation of KATX's stature under SEC Rule 15c2-11, which would irreparably harm the corporation and its shareholders.

16. Ash also seeks a temporary restraining order and preliminary injunction restraining any person from withholding KATX's books and records from the custodian so that the custodian has the information necessary to file the disclosures with OTC Markets by June 30, 202.1

17. Time is of the essence because the custodian must obtain the current financial information and all available data to prepare the disclosures to OTC Markets.

18. Acropolis is qualified to serve as custodian because it has satisfied the requirements of NRS 78.347(2).

19. Ash has established a "reasonable likelihood of success" on the merits and that if the relief is not granted, KATX and its shareholders, including Ash will suffer "irreparable harm" because KATX is delinquent in its filing and reporting obligations with OTC Markets.

20. Similarly, KATX and its shareholders, including Ash will suffer immediate, imminent and irreparable harm for which they have no adequate remedy if Acropolis does not receive the turnover of the books and records so that as custodian, it can gather the financial information and submit KATX's financial disclosures to OTC Markets by June 30, 2021 as otherwise KATX faces suspension and revocation of the meaningful ability to trade its stock.

21. Acropolis is entitled to the immediate turnover of copies of KATX's books and records, including, but not limited to banking records, bookkeeping and accounting records, the general ledger, minutes of all officer and/or director and/or shareholder meetings, correspondence with the SEC, FINRA and OTC Markets, the Bylaws and any and all amendments thereto, and any and all contracts with any officers, directors, employees, third parties, vendors.

WHEREFORE, based on the foregoing, IT IS ORDERED, ADJUDGED AND DECREED that the Motion to Appoint Custodian and for a Temporary Restraining Order and Preliminary Injunction on an Order Shortening Time is hereby GRANTED.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that:

1. Acropolis is appointed as Custodian over KATX to serve without bond.

2. Acropolis shall have all of the powers and title of a trustee appointed under NRS 78.590, 78.635 and 78.650, but the authority of the custodian is to continue the business of the corporation and not to liquidate its assets, except when this Court so orders and except in cases arising pursuant to NRS 78.347(b)(1).

3. Acropolis shall comply with the provisions of NRS 78.189 or 80.170, as applicable, and submit evidence of compliance to this Court.

4. The record transfer agent for KATX is hereby authorized and ordered to cooperate with Acropolis concerning delivery of the shareholder list for KATX.

5. Acropolis shall provide reasonable notice to all shareholders of record of a shareholder meeting to be held within a reasonable time after the entry of this Order and shall submit evidence of compliance to this Court.

6. The shareholders who attend such meeting, whether in person or by proxy, shall constitute a quorum sufficient for all purposes of the meeting.

7. Acropolis shall provide this Court with a report of the actions taken at the shareholder meeting noticed by the Custodian.

8. Acropolis shall provide this Court with periodic reports from the date of Notice of Entry of this Order while the custodianship remains active.

9. Within ten (10) days after notice of entry of this Order, Acropolis shall file with the Secretary of State an amendment to the articles of incorporation containing the following information:

a. Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian.

b. A statement indicating that:

i. Reasonable attempts were made to contact the officers or directors

of KATX to request that the corporation comply with the corporate formalities and to continue its business.

ii. The custodian is in fact continuing the business and attempting to further the interests of the shareholders.

iii. The custodian will reinstate or maintain the corporate charter.

10. Acropolis is authorized to take reasonable and prudent action on behalf of KATX, including negotiating and compromising debt, executing contracts and other agreements, filing Amendments to Articles of Incorporation to change the corporation's name, authorize additional shares, authorize additional classes of shares, designate and issue authorized common shares and preferred shares, and initiating litigation in KATX's name as deemed reasonable and prudent in connection with or related to the performance of the Custodian's duties.

11. A Preliminary Injunction is hereby granted regarding the turnover of KATX's books and records to Acropolis. Any party, including but not limited to KATX's officers and directors, in the possession of KATX's books and records is hereby ordered to turnover such books and records, including but not limited to banking records, bookkeeping and accounting records, the general ledger, minutes of all officer and/or director and/or shareholder meetings, correspondence with the SEC, FINRA and OTC Markets, the Bylaws and any and all amendments thereto, and any and all contracts with any officers, directors, employees, third parties, vendors to Acropolis so that Acropolis, as custodian can take all the steps necessary to file the disclosures with OTC Markets by the June 30, 2021 deadline to avoid suspension in the trading of KATX's stock and potential revocation of KATX's stature under SEC Rule 15c2-11.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that Petitioner shall be required to post a bond with the Court in the amount of $1,000.00 in accordance with NRCP 65(c) as security for the payment of such costs and damages as may be incurred or suffered by any party who is found to have been wrongfully enjoined or restrained in this action.

///

///

///

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that a Status Check will take place on the 19th day of August 2021, at 9:30 a.m. in Department 27 of the above-entitled Court.

June 18, 2021

Dated this 19th day of June, 2021

Nancy L Allf

TW

7CA 5B0 246E ED60
Nancy Allf
District Court Judge

Respectfully Submitted:
MUSHKIN & COPPEDGE

/s/L. Joe Coppedge
MICHAEL R. MUSHKIN, ESQ.
Nevada Bar No. 2421
L. JOE COPPEDGE, ESQ.
Nevada Bar No. 4954
6070 South Eastern Ave Ste 270
Las Vegas, NV 89119
Attorneys for Petitioner, Ryan Ash

This Order and the Supplement filed on June 17, 2021 shall be served on all interested parties.